Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Universal Display Corporation:
We consent to the use of our reports with respect to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.
Our audit report dated March 14, 2007 refers to the adoption of Statement of Financial Accounting Standards No. 123R, Share-Based Payment, effective January 1, 2006.
/s/ KPMG LLP
Philadelphia, Pennsylvania
November 8, 2007